Exhibit 99.1

AMENDMENT NUMBER THREE TO

LOAN AND SECURITY AGREEMENT

This Amendment Number Three to Loan and Security Agreement, dated as of June 26, 2014 (“Amendment”), amends that certain Loan and Security Agreement, dated as of September 24, 2010, as amended by that certain Amendment Number One to Loan and Security Agreement, dated as of September 19, 2013 and that certain Amendment Number Two to Loan and Security Agreement, dated as of March 12, 2014 (as so amended and as further amended, supplemented and restated from time to time, the “Loan Agreement”) (all capitalized terms used in this Amendment shall have the meanings ascribed thereto in the Loan Agreement unless specifically defined herein), by and among GROCERS CAPITAL COMPANY, a California corporation (“Borrower”), the Lenders party thereto and CALIFORNIA BANK & TRUST, a California banking corporation, in its capacity as arranger and administrative agent for the Lenders (together with its successors and assigns in such capacity, “Agent”), with respect to the following facts:

A. The Borrower and Lenders wish to amend the Loan Agreement pursuant to the terms and provisions set forth in this amendment; and

B. The parties hereto agree as follows:

ARTICLE I

AMENDMENTS

1.1 Amendments to Loan Agreement.

(a) The definition of Maturity Date in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“Maturity Date” means September 30, 2014.

ARTICLE II

MISCELLANEOUS

2.1 Conditions Precedent. The effectiveness of this Amendment is expressly conditioned upon the receipt by Agent of the following:

(a) an original of this Amendment duly executed by Borrower; and

(b) such other agreements and documents as Agent may require in connection with the transactions contemplated hereunder, all in form and substance satisfactory to Agent in its sole and absolute discretion.

2.2 Ratification.

(a) Except as specifically amended hereinabove, the Loan Agreement shall remain in full force and effect and is hereby ratified and confirmed; and

(b) Upon the effectiveness of this Amendment, each reference in the Loan Agreement to “this Agreement”, “hereunder”, “herein”, “hereof” or words of like import referring to the Loan Agreement shall mean and be a reference to the Loan Agreement as amended by this Amendment.

2.3 Representations and Warranties. Borrower represents and warrants as follows:

(a) Each of the representations and warranties contained in Section 5 of the Loan Agreement is hereby reaffirmed as of the date hereof (except to the extent that such representations and warranties relate solely to an earlier date), each as if set forth herein;

(b) The execution, delivery and performance of this Amendment are within Borrower’s corporate powers, have been duly authorized by all necessary corporate action, have received all necessary approvals, if any, and do not contravene any law or any contractual restriction binding on Borrower;

(c) This Amendment is the legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms;

(d) That in entering into this Amendment, Borrower has not relied on any representation, promise, understanding or agreement, oral or written, of, by or with, Agent or any Lender or any of their respective agents, employees, or counsel, except the representations, promises, understandings and agreements specifically contained in or referred to in the Loan Agreement, as amended hereby; and

(e) No event has occurred and is continuing or would result from this Amendment, which constitutes an Event of Default under the Loan Agreement, or would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

2.4 Entire Agreement. The Loan Agreement, as amended hereby, embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof.

2.5 Conflicting Terms. In the event of a conflict between the terms and provisions of this Amendment and the terms and provisions of the Loan Agreement, the terms of this Amendment shall govern. In all other respects, the Loan Agreement, as amended and supplemented hereby, shall remain in full force and effect.

2.6 Miscellaneous. This Amendment shall be governed by and construed in accordance with the laws of the State of California. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any party hereto may execute this Amendment by signing such counterpart.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this amendment to be duly executed by their respective officers thereunto duly authorized as of the date first above written.

BORROWER:

GROCERS CAPITAL COMPANY, a California corporation

By:	/s/ Mark H. Speiser
Name:	Mark H. Speiser
Title:	Vice President

AGENT AND LENDERS:

CALIFORNIA BANK & TRUST, as Agent and a Lender

By:	/s/ Armine Petrosyan
Name:	Armine Petrosyan
Title:	Vice President

NCB, FSB, as a Lender

By:	/s/ Michael J. Novak
Name:	Michael J. Novak
Title:	Sr. Vice President